                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                                    PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)                  MARCH 11, 2002



                        THE INTERNET ADVISORY CORPORATION
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             (Exact name of registrant as specified in its charter)



             UTAH                                      0-16665                                      87-042635
--------------------------------                 -----------------------                 -------------------------------
State or other jurisdiction                      (Commission File Number)               (IRS Employer Identification No.)
of incorporation or organization)


                  150 E. 58TH STREET, NEW YORK, NY        10022

               (Address of principal executive offices)(Zip Code)



                                 (212) 421-8480
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              (Registrant's Telephone Number, Including Area Code)



                                       N/A
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         (Former Name or Former Address, If Changed since Last Report.)





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ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS


       On March 11, 2002 the Internet Advisory Corporation (the "Registrant") entered into an Acquisition Agreement with Go West Entertainment Inc., a New York corporation ("Go West") and the shareholders of Go West (the "Go West Shareholders"). The Go West Shareholders are Richard Goldring, Elliot Osher and William Osher. Pursuant to the Acquisition Agreement, Registrant acquired all of the issued and outstanding capital stock of Go West from the Go West Shareholders, making Go West a wholly owned subsidiary of Registrant in exchange for 10,000,000 shares of Registrant's restricted common stock.


       Go West was formed on May 11, 2001 to establish, own and operate upscale adult entertainment nightclubs. The principal assets of Go West are a twenty year lease (the "Lease") on a building at 533-535 West 27th Street, New York, NY at which Go West intends to open an adult entertainment nightclub during the fourth quarter of 2002 under the name "Scores West" and a license agreement (the "License Agreement") with Heir Holding Co., Inc., a Delaware corporation ("Heir") granting Go West the right to use the "Scores" name in New York City for up to three adult entertainment nightclubs. The determination of the amount of consideration to pay for the purchase of the Go West shares was based on projected income from the ownership of three clubs. Heir is the owner of the intellectual property rights respecting the name "Scores" which is a recognized name in the adult entertainment industry owing to the success of "Scores Showroom" a successful and well known adult entertainment nightclub operating at East 60th Street in New York, NY since 1991. Scores Showroom is owned by Scores Entertainment, Inc., a New York corporation ("SEI"). Go West intends to model "Scores West" and all other "Scores" clubs it may operate in the future after Scores Showroom by providing its customers with a discreet, first class entertainment experience. Scores West will offer topless dancing, a gourmet quality restaurant and bar operations.

       The License Agreement between Heir and Go West dated August 15, 2001 as amended on March 3, 2002 grants Go West the right and license to use certain Scores trademarks in New York City in connection with the operation of up to three adult entertainment topless dance clubs and the retail sale of commercial merchandise, including tee-shirts, sweatshirts, sweat pants, jackets, baseball hats, key rings and other similar merchandise, from each club location. All merchandise sold pursuant to the License Agreement must be purchased from Heir at Heir's then current wholesale prices. The License Agreement also provides for an annual royalty payment of $520,000 to be paid by Go West to Heir. The term of the License Agreement continues until Go West ceases or discontinues the operation of Scores West.

       The Lease which is dated October 3, 2001 commences May 1, 2002 or June 1, 2002 as determined by Go West and provides for a 20 year lease term. The Lease provides for a $1,000,000 security deposit, $750,000 of which had been paid to date, and an escalating annual base rental during the term of the Lease starting with an annual base rental of $700,000 during year one (1) and ending with an annual base rental of


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$1,754,784 during year twenty (20). The Lease contains an option to buy the premises at any time through and including December 31, 2003 at a price of $10,000,000. Go West intends to renovate the structure at its own expense for purposes of operating the premises as "Scores West." 10,000 square feet of the premises, the maximum permitted by New York City law will be utilized by "Scores West." The west side Manhattan location from which "Scores West" will operate was carefully chosen by Go West in recognition of New York City's increasingly restrictive zoning regulations and policies respecting the operation of establishments that provide adult entertainment. Unlike other parts of Manhattan that prohibit adult entertainment businesses from operating altogether or restrict the amount of customer accessible space an establishment can devote to adult uses, the "Scores West" location contains no such zoning restrictions.

       Registrant, Go West, Heir and SEI are affiliated entities. Registrant's president, chief operating officer, director and principal shareholder, Richard Goldring is an officer and director of Go West, an officer, director and shareholder of Heir and the operations manager for Scores Showroom. John Neilson, Registrant's secretary and director is a management consultant for both Go West and SEI. Registrant's treasurer and director, Joseph Erickson is the controller for SEI. Elliot Osher is an officer and director of Go West, an officer, director and shareholder of Heir and the director of club operations for Scores Showroom. William Osher is an officer and director of Go West, an officer and director and shareholder of Heir, and the day manager for Scores Showroom. Registrant plans to leverage the adult entertainment nightclub experience of its management in an owner/ operator business model in which it intends to both own and manage clubs. Pursuant thereto, Registrant is engaged in negotiations to manage Scores Showroom. As Registrant shifts the focus of its business to its intended adult entertainment nightclub operations, it continues to review the ongoing viability of its existing ISP business.


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ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.


(a) Financial Statements of Business Acquired. To be filed by amendment within the next 60 days.

(b) Pro Form Financial Information. To be filed by amendment within the next 60 days.

(c)    Exhibits

2.1 Acquisition Agreement dated March 11, 2002 by and among Registrant, Go West Entertainment Inc. and the shareholders of Go West Entertainment Inc..


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE INTERNET ADVISORY CORPORATION




Dated: March 26, 2002                 By:        /s/ Richard Goldring
                                         ---------------------------------------
                                             Richard Goldring
                                             President & Chief Executive Officer





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